Exhibit 10.4
AGREEMENT
     THIS AGREEMENT is made as of February 17, 2006, between ACIN LLC, a Delaware limited liability company (“ACIN”), with an address of 1035 Third Avenue, Suite 300, Huntington, West Virginia 23527, ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company (“Alpha”), with an address of P.O. Box 2345, Abingdon, Virginia, and VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation, or assigns (“VEPCO”), with an address of 5000 Dominion Boulevard, Glen Allen, Virginia 23060.
     WHEREAS, ACIN owns certain land described on Exhibit A attached hereto that it acquired through its merger with CSTL LLC.
     WHEREAS, Alpha entered into a Coal Mining Lease dated April 3, 2003, effective April 1, 2003, with CSTL LLC, in which the leased premises include the land described on Exhibit A.
     WHEREAS, ACIN is entering into an Option Contract with VEPCO, whereby ACIN will grant to VEPCO an option to purchase the land described on Exhibit A, hereinafter referred to as the “option land.”
     WHEREAS, ACIN, Alpha, and VEPCO believe it is in their mutual interests to enter into an agreement as to the parties’ rights and obligations with regard to the land described on Exhibit A.
     NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	Alpha will conduct only first mining in the previously unmined portion of the Jawbone seam that is located: (a) to the north of the Paramont #3 Mine; and (b) within the boundaries of the option land, as further illustrated on Exhibit A. For purposes of this Agreement, first mining shall mean removal of 50% or less of the coal in a manner that leaves coal pillar support. Notwithstanding the foregoing, Alpha will not mine in the circled area identified as “AREA WHERE PERMANENT STRUCTURES MAY BE LOCATED” as shown on Exhibit A.

2.	Alpha may continue to use the existing mine works beneath the option land for mining operations, including, but not limited to, ventilation, drainage and transportation of personnel, supplies and coal, and rehabilitation work; however, Alpha may not remove additional coal from the option land, other than the Jawbone seam as noted in Paragraph 1 above.

3.	ACIN recognizes that the limitations placed upon Alpha’s mining operations in Paragraphs 1 and 2 will not permit recovery of all mineable coal under the option land or in areas adjacent to or accessed through the option land. Consequently, ACIN will not assert a lost coal claim for: (1) any area within the option land; (2) any area in which mining is restricted under Paragraphs 1 and 2 above; or, (3) any area that cannot be accessed because of the restrictions imposed under Paragraphs 1 and 2.

4.	In the event VEPCO, or its assignee, exercises its option to purchase the option land from ACIN, VEPCO, on its own behalf, and on behalf of its assignee, hereby releases Alpha, and its affiliates, from liability for subsidence on the option land resulting from mining prior to the date of this agreement and for subsidence on the option land resulting from mining permitted pursuant to paragraph 1 above.

5.	As it relates to the option land and within one hundred (100) feet of the option land, Alpha will provide VEPCO, or its assignee, (i) all documentation it has of undermined areas, (ii) all information it has on geotechnical testing, and (iii) all drilling information it has. Alpha will also provide maps of any first mining that occurs after the date hereof that is conducted in the area permitted pursuant to Paragraph 1 above.

6.	In the event the option land is not sold to VEPCO, or its assignee, the mining restrictions imposed under Paragraphs 1 and 2 will be extinguished as of the date the Option Contract between ACIN and VEPCO expires without being exercised.

7.	This Agreement is binding on the parties hereto and their successors in title and shall be enforceable by the parties and their successors in title.

8.	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have signed their names hereto as of the date first above written.

ACIN, LLC, a Delaware limited liability company
By NRP (Operating) LLC, a Delaware limited liability company
Its sole operating manager

By:	/s/ Nick Carter

Nick Carter
Its President and Chief Operating Officer
STATE OF WEST VIRGINIA
COUNTY OF CABELL
     The foregoing instrument was acknowledged before me on this 3rd day of March, 2006, by Nick Carter, President and Chief Operating Officer of NRP (Operating) LLC, a Delaware limited liability company and the sole operating manager of ACIN LLC, on behalf of ACIN LLC, a Delaware limited liability company.
     My commission expires: November 1, 2008

[seal]	/s/ Paddy Sue Gay

Notary Public

ALPHA LAND AND RESERVES, LLC
a Delaware limited liability company

By:	/s/ Vaughn R. Groves

COMMONWEALTH OF VIRGINIA
COUNTY OF WASHINGTON
     The foregoing Assignment and Assumption Agreement was acknowledged before me on this 17th day of February, 2006, by Vaughn R. Groves, President and Manager of ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Susan R. Reynolds

Notary Public
My commission expires: March 31, 2006.

VIRGINIA ELECTRIC AND POWER COMPANY

By	/s/ James K. Martin

Title:
COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF HENRICO:
     The foregoing instrument was acknowledged before me this 7th day of March, 2006 by James K. Martin as Vice President of VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation, on behalf of the corporation.
     My commission expires: October 31, 2007

/s/ Lois H. Jenkin

Notary Public